Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107866) pertaining to the Employees’ Savings Plan of Goodrich Corporation of our report dated June 24, 2011, with respect to the financial statements and schedule of the Goodrich Corporation Employees’ Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Charlotte, North Carolina

June 24, 2011